    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 2000

                                                      REGISTRATION NO. 333-47408
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                  GENVEC, INC.
             (Exact name of Registrant as specified in its charter)
                           --------------------------

           DELAWARE                        2834                    23-2705690
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial           Identification Number)
incorporation or organization)  Classification Code Number)

                           65 WEST WATKINS MILL ROAD
                          GAITHERSBURG, MARYLAND 20878
                                 (240) 632-0740
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                           --------------------------

                              DR. PAUL H. FISCHER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  GENVEC, INC.
                           65 WEST WATKINS MILL ROAD
                          GAITHERSBURG, MARYLAND 20878
                                 (240) 632-0740
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

           STEVEN KAPLAN, ESQ.                               JEFFREY SMALL, ESQ.
             ARNOLD & PORTER                                DAVIS POLK & WARDWELL
          555 TWELFTH STREET, NW                             450 LEXINGTON AVENUE
           WASHINGTON, DC 20004                            NEW YORK, NEW YORK 10017
              (202) 942-5000                                    (212) 450-4000

                           --------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                           --------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANTORY NOTE

    This amendment number 3 is being filed solely for the purpose of filing exhibits.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by GenVec in connection with the sale of the common stock being registered. All amounts shown are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

                                                              AMOUNT TO
                                                               BE PAID
                                                              ----------
SEC registration fee........................................  $   19,430
NASD filing fee.............................................       7,860
Nasdaq National Market listing fee..........................      90,000
Printing and engraving expenses.............................     200,000
Legal fees and expenses.....................................     600,000
Accounting fees and expenses................................     200,000
Blue sky qualification fees and expenses....................      25,000
Transfer agent and registrar fees...........................       3,500
Miscellaneous expenses......................................      54,210
                                                              ----------
    Total...................................................  $1,200,000
                                                              ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors and any corporate agents in the terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The Registrant's Restated Certificate of Incorporation to be filed upon the closing of the offering to which this Registration Statement relates (Exhibit 3.1 hereto) and the Registrant's Bylaws (Exhibit 3.2 hereto) provides for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and executive officers that require the Registrant among other things to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by Delaware law.

The Underwriting Agreement provides for indemnification by the Underwriters of the Registrant, its directors and officers, and by the Registrant of the Underwriters, for certain liabilities, including liabilities arising under the Act, and affords certain rights of contribution with respect thereto.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Since January 1997, the Registrant has issued and sold the following unregistered securities:

(1) From January 1, 1997 to September 30, 2000, Registrant granted options to purchase 2,587,217 shares of Common Stock pursuant to its Amended and Restated 1993 Stock Incentive Plan at exercise prices ranging from $2.36 per share to $7.47 per share.

(2) From January 1, 1997 to September 30, 2000, Registrant issued and sold an aggregate of 150,185 shares of Common Stock to its employees, directors and consultants upon exercise of stock options granted pursuant to Registrant's Amended and Restated 1993 Stock Incentive Plan at exercise prices ranging from $0.39 to $4.20 for an aggregate consideration of $143,897.

(3) In October 1997, Registrant issued and sold an aggregate of 75,329 shares of Class E Convertible Preferred Stock to Fuso Pharmaceuticals Industries, Ltd. for an aggregate cash consideration of approximately $1.0 million.

(4) In December 1997, Registrant issued and sold an aggregate of 154,963 shares of Class E-1 Convertible Preferred Stock to Warner-Lambert Company for an aggregate cash consideration of approximately $2.0 million. Wendell Wierenga, a director of the Registrant, was the Senior Vice President of Worldwide Preclinical Research, Development and Technologies for the Parke-Davis Pharmaceuticals Research division of Warner-Lambert Company.

(5) In December 1998, Registrant issued and sold an aggregate of 1,000,000 shares of Class F Convertible Preferred Stock to Highland Capital Partners IV LP and Highland Entrepreneurs' Fund IV L.P. for an aggregate cash consideration of approximately $7.0 million. Included in this transaction were 375,000 common stock warrants exercisable at $.01 per share which were subsequently exercised in April 2000 for an aggregate cash consideration of $2,500. Lee Wrubel, a former director of the Registrant, was a principal at Highland Capital Partners.

(6) In March 1999, Registrant issued and sold an aggregate of 266,666 shares of Class E-2 Convertible Preferred Stock to Warner-Lambert Company for an aggregate cash consideration of approximately $3.0 million.

(7) In July 1999, Registrant issued and sold an aggregate of 386,473 shares of Class E-3 Convertible Preferred Stock to Warner-Lambert Company for an aggregate cash consideration of approximately $5.0 million.

There were no underwriters employed in connection with any of the above transactions. See "Related Party Transactions" in the form of the Prospectus included herein.

The sales of the securities described in Items 15(1) and 15(2) were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated under Section 3(b)of the Securities Act as transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The sale of securities described in Items 15 (3) through 15
(7) were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about the Registrant or had access, through employment or other relationships, to such information.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS


       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
        1.1             Form of Underwriting Agreement.

        3.1 Amended & Restated Certificate of Incorporation, to be effective at or prior to the closing of the offering.**

        3.1(a)          Form of Amendment to Amended and Restated Certificate of
                        Incorporation.**

        3.2 Amended & Restated Bylaws, to be effective at or prior to the closing of the offering.**

        4.1             Specimen Common Stock Certificate.**

        5.1             Opinion of Arnold & Porter.

       10.1             Form of Indemnification Agreement for Directors and
                        Officers.**

       10.2             Amended and Restated 1993 Stock Incentive Plan and forms of agreements thereunder.**

       10.3 2000 Employee Stock Purchase Plan, and form of agreement thereunder.**

       10.4             2000 Director Option Plan.**

       10.5             Research, Development and Collaboration Agreement dated
                        July 21, 1997 between the Warner-Lambert Company and the
                        Registrant.+

       10.5.1           Amendment 1 to Research, Development and Collaboration
                        Agreement between Warner-Lambert Company and Registrant effective January 1, 1999.+

       10.6             Stock Purchase Agreement dated July 21, 1997 between the
                        Warner-Lambert Company and the Registrant.**

       10.7             License Agreement dated May 31, 1996 between Scios, Inc. and the Registrant.+

       10.8             Collaboration Agreement dated September 26, 1997 between
                        Fuso Pharmaceutical Industries, Ltd. and the Registrant.+

       10.9             Commercialization Agreement dated September 26, 1997 between
                        Fuso Pharmaceutical Industries Ltd. and the Registrant.+

       10.10            License Agreement dated February 1, 1998 between Asahi
                        Chemical Industry Co., Ltd. and the Registrant.+**

       10.11            Sponsored Research Agreement dated April 1, 1998 between
                        Cornell University and the Registrant.+**

       10.12            Amended and Restated Exclusive License Agreement dated
                        April 1, 1993 between Cornell University and the
                        Registrant.+**

       10.13            Lease Agreement dated May 4, 1999 between MOR BENNINGTON
                        LLLP and Registrant.**

       10.14            Consulting Agreement dated March 17, 1999 between the
                        Registrant and Herbert J. Conrad, and amendment number 1 thereto dated March 1, 2000.**

       10.15            Amended and Restated Registration Rights Agreement dated
                        December 2, 1998 among the Registrant and certain stockholders.**

       10.16            Patent License Agreement dated January 8, 2000 between the
                        Registrant and the Public Health Service, as amended, and amendment number 1 hereto dated March 9, 2000.+

       10.17            License Agreement dated June 30, 1996 between the Registrant and the University of Pittsburgh -- of the Commonwealth
                        system of Higher Education, and amendments thereto.+

       10.18            Employment Agreement between the Registrant and Paul H.
                        Fischer, Ph.D. dated March 1, 1995.**

       10.19            Employment Agreement between the Registrant and Imre
                        Kovesdi, Ph.D. dated June 3, 1993**

       10.20            Employment Agreement between the Registrant and Thomas E.
                        Smart dated March 7, 1995.**

       10.21            Employment Agreement between the Registrant and Henrik
                        Rasmussen, M.D., Ph.D. dated April 13, 1999.**

       10.22            Employment Agreement between the Registrant and C. Richter
                        King, Ph.D. dated April 8, 1998.**

       10.23            Employment Agreement between the Registrant and Jeffrey W.
                        Church dated July 28, 1998.**

       10.24            Form of Confidentiality, Invention and Non-Compete
                        Agreement.**

       10.25            Form of Confidentiality, Invention and Non-Compete
                        Agreement.**

       23.1             Consent of KPMG LLP.**

       23.2             Consent of Arnold & Porter (included in Exhibit 5.1).

       23.3             Consent of Leydig, Voit & Mayer, Ltd.

       24.1             Power of Attorney (included as part of signature page).**

       27.1             Financial Data Schedule (available in EDGAR format only).**


--------------


**  previously filed


 + Certain portions of this exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been filed with the Commission pursuant to our application for confidential treatment.

(B) FINANCIAL STATEMENT SCHEDULES

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes that:

(a) It will provide to the Underwriters at the closing as specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or

    497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(d) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gaithersburg, Maryland, on the 7th day of December, 2000.


                                                       GENVEC, INC.

                                                       By:           /s/ PAUL H. FISCHER
                                                            --------------------------------------
                                                                       Paul H. Fischer
                                                            PRESIDENT AND CHIEF EXECUTIVE OFFICER


                   SIGNATURES                                TITLE                      DATE
                   ----------                                -----                      ----
              /s/ PAUL H. FISCHER                 Director, President and
     --------------------------------------         Chief Executive
                Paul H. Fischer                     Officer (Principal
                                                    Executive Officer)            December 7, 2000

             /s/ JEFFREY W. CHURCH                Chief Financial Officer,
     --------------------------------------         Treasurer, and
               Jeffrey W. Church                    Secretary (Principal
                                                    Financial and
                                                    Accounting Officer            December 7, 2000

                       *                          Director
     --------------------------------------
                Hal S. Broderson                                                  December 7, 2000

                       *                          Director
     --------------------------------------
               Herbert J. Conrad                                                  December 7, 2000

                       *                          Director
     --------------------------------------
                 Harry T. Rein                                                    December 7, 2000

                       *                          Director
     --------------------------------------
                Wendell Wierenga                                                  December 7, 2000

                       *                          Director
     --------------------------------------
                  Gregory Zaic                                                    December 7, 2000


*By:  /s/ PAUL H. FISCHER
      ----------------------------------------
      Paul H. Fischer, Ph.D
      Attorney-in-fact

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------   ------------------------------------------------------------
        1.1             Form of Underwriting Agreement.

        3.1 Amended & Restated Certificate of Incorporation, to be effective at or prior to the closing of the offering.**

        3.1(a)          Form of Amendment to Amended and Restated Certificate of
                        Incorporation.**

        3.2 Amended & Restated Bylaws, to be effective at or prior to the closing of the offering.**

        4.1             Specimen Common Stock Certificate.**

        5.1             Opinion of Arnold & Porter.

       10.1             Form of Indemnification Agreement for Directors and
                        Officers.**

       10.2             Amended and Restated 1993 Stock Incentive Plan and forms of agreements thereunder.**

       10.3 2000 Employee Stock Purchase Plan, and form of agreement thereunder.**

       10.4             2000 Director Option Plan.**

       10.5             Research, Development and Collaboration Agreement dated
                        July 21, 1997 between the Warner-Lambert Company and the
                        Registrant.+

       10.5.1           Amendment 1 to Research, Development and Collaboration
                        Agreement between Warner-Lambert Company and Registrant effective January 1, 1999.+

       10.6             Stock Purchase Agreement dated July 21, 1997 between the
                        Warner-Lambert Company and the Registrant.**

       10.7             License Agreement dated May 31, 1996 between Scios, Inc. and the Registrant.+

       10.8             Collaboration Agreement dated September 26, 1997 between
                        Fuso Pharmaceutical Industries, Ltd. and the Registrant.+

       10.9             Commercialization Agreement dated September 26, 1997 between
                        Fuso Pharmaceutical Industries Ltd. and the Registrant.+

       10.10            License Agreement dated February 1, 1998 between Asahi
                        Chemical Industry Co., Ltd. and the Registrant.+**

       10.11            Sponsored Research Agreement dated April 1, 1998 between
                        Cornell University and the Registrant.+**

       10.12            Amended and Restated Exclusive License Agreement dated
                        April 1, 1993 between Cornell University and the
                        Registrant.+**

       10.13            Lease Agreement dated May 4, 1999 between MOR BENNINGTON
                        LLLP and Registrant.**

       10.14            Consulting Agreement dated March 17, 1999 between the
                        Registrant and Herbert J. Conrad, and amendment number 1 thereto dated March 1, 2000.**

       10.15            Amended and Restated Registration Rights Agreement dated
                        December 2, 1998 among the Registrant and certain stockholders.**

       10.16            Patent License Agreement dated January 8, 2000 between the
                        Registrant and the Public Health Service, as amended, and amendment number 1 hereto dated March 9, 2000.+

       10.17            License Agreement dated June 30, 1996 between the Registrant and the University of Pittsburgh -- of the Commonwealth
                        system of Higher Education, and amendments thereto.+

       10.18            Employment Agreement between the Registrant and Paul H.
                        Fischer, Ph.D. dated March 1, 1995.**

       10.19            Employment Agreement between the Registrant and Imre
                        Kovesdi, Ph.D. dated June 3, 1993**

       10.20            Employment Agreement between the Registrant and Thomas E.
                        Smart dated March 7, 1995.**

       10.21            Employment Agreement between the Registrant and Henrik
                        Rasmussen, M.D., Ph.D. dated April 13, 1999.**

       10.22            Employment Agreement between the Registrant and C. Richter
                        King, Ph.D. dated April 8, 1998.**

       10.23            Employment Agreement between the Registrant and Jeffrey W.
                        Church dated July 28, 1998.**

       10.24            Form of Confidentiality, Invention and Non-Compete
                        Agreement.**

       10.25            Form of Confidentiality, Invention and Non-Compete
                        Agreement.**

       23.1             Consent of KPMG LLP.**

       23.2             Consent of Arnold & Porter (included in Exhibit 5.1).

       23.3             Consent of Leydig, Voit & Mayer, Ltd.

       24.1             Power of Attorney (included as part of signature page).**

       27.1             Financial Data Schedule (available in EDGAR format only).**


--------------


**  previously filed


 + Certain portions of this exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been filed with the Commission pursuant to our application for confidential treatment.